EXHIBIT 5.1

GORDON H. DePAOLI JOHN F. FOWLER JOHN F. MURTHA STEPHEN S. KENT NICHOLAS F. FREY W. CHRIS WICKER SHAWN B MEADOR R. BLAIN ANDRUS DON L. ROSS GREGG P. BARNARD DALE E. FERGUSON SHAW G. PEARSON	WOODBURN AND WEDGE ATTORNEYS AND COUNSELORS AT LAW 6100 NEIL ROAD SUITE 500 RENO, NEVADA 89511 P.O. BOX 2311, RENO, NV 89505 (775) 688-3000 FACSIMILE (775) 688-3088
DANE W. ANDERSON
MICHAEL W. KEANE
JOHN F KEUSCHER
SHARON M. PARKER
JESSICA H. ANDERSON
BRENOCH R. WIRTHLIN
BENJAMIN R. JOHNSON
JOSHUA M. WOODBURY

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WILLIAM K. WOODBURN (1910-1989)
VIRGIL H. WEDGE (1912-2000)
CASEY W. VLAUTIN (1938-2001)
JAMES J. HALLEY(1937-2007)

April 23, 2010

Lucas Energy, Inc.
6800 West Loop South, Suite 415
Bellaire, Texas 77401

Re:	Lucas Energy, Inc. Registration Statement on Form S-8 - 2010 Long Term Incentive Plan

Ladies and Gentlemen:

You have requested out opinion as to certain matters of Nevada law in connection with the preparation of the registration Statement on Form S-8 (the "Registration Statement") to be filed by Lucas Energy, Inc., a Nevada corporation (the "Company") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act") of up to 900,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share, which may be issued from time to time pursuant to the 2010 Long Term Incentive Plan.

In connection with this opinion, we have examined only the following documents:

1.	Copies of the following documents concerning the Company filed with the Nevada Secretary of State:

a)	Articles of Incorporation of Panorama Investments Corp. filed December 16, 2003;

b)	Certificate of Amendment changing the Company's name to Lucas Energy, Inc. and splitting the Company's stock filed June 1, 2006;

c)	Certificate of Change pursuant to NRS 78.209 filed January 17, 2008;

d)	Articles of Exchange filed December 11, 2009; and

e)	Certificate of Amendment filed April 13, 2010.

Lucas Energy, Inc.
April 23, 2010

2.	The Bylaws of the Company as filed with Form 10SB12B filed with Commission on May 20, 2005;

3.	Certificate of Existence With Status In Good Standing with respect to the Company issued by the Nevada Secretary of State on April 13, 2010;

4.	Unanimous Written Consent of the Board of Directors of the Company adopting the Plan dated March 12, 2010 (the "Unanimous Written Consent");

5.	The Plan;

6.	The Registration Statement; and

7.
Officer's Certificate of Donald L. Sytsma, Chief Financial Officer and Chief Accounting Officer of the Company dated April 23, 2010 certifying to the Company's Articles of Incorporation, Bylaws, the Unanimous Written Consent, the number of shares of Company's common stock outstanding and matters related thereto.

In the examination of these documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us originals, and the conformity to original authentic documents of all documents submitted to us as copies. We have assumed that all documents submitted to us as unsigned have been properly executed by the proper parties to them and delivered in a timely manner. As to facts material to this opinion letter which we did not independently establish or verify, we have relied upon the Registration Statement and statements and representations of officers and other representatives of the Company.

Members of our firm are admitted to the practice of law in the state of Nevada and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth in this letter, and assuming (i) the Registration Statement becomes effective, (ii) the Shares have been duly issued in accordance with the terms of the 2010 Plan by the Committee established to administer the Plan as described in Section 3.1 thereof, (iii) the Company has received the exercise price for the options granted pursuant to the Plan, and (iv) Certificates representing the shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the laws of the State of Nevada excluding any Nevada state "blue sky" laws. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm as counsel in the Registration Statement. In giving

Lucas Energy, Inc.
April 23, 2010

this consent we do not admit that we are included in the category of persons whose consent is required under Section 7 of Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
WOODBURN AND WEDGE

By:	/s/ John P. Fowler
John P. Fowler

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